EXHIBIT (a)(14)

                           HARRIS INSIGHT FUNDS TRUST

                             TERMINATION OF CERTAIN
                          SERIES AND CLASSES OF SHARES

         WHEREAS, the Trustees of Harris Insight Funds Trust, Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11 of the Declaration of Trust of the Trust dated as of December 6, 1995 and as amended (the "Declaration"), have heretofore established and designated certain series and classes of shares of the Trust, as set forth in the Establishment and Designation of Series and Classes of Shares dated December 5, 2000, Amendment No. 1 to Establishment and Designation of Series and Classes of Shares dated April 27, 2001, Amendment No. 2 to Establishment and Designation of Series and Classes of Shares dated August 6, 2001, the Amended and Restated Establishment and Designation of Series and Classes of Shares dated March 28, 2002; the Amended and Restated Establishment and Designation of Series and Classes dated June 26, 2002; and the Amended and Restated Establishment and Designation dated January 2, 2003;

         NOW THEREFORE, the undersigned, being all the Trustees of the Trust do hereby confirm that:

         1. they have determined that termination of each of the series designated Harris Insight Technology Fund and the Harris Insight Large-Cap Aggressive Growth Fund (each a "Fund") and the A Shares, B Shares, N Shares and Institutional Shares classes thereof is in the best interest of each Fund and its respective shareholders due to factors, such as the inability of each Fund to maintain its assets at an appropriate size, that adversely affect the ability of the Fund to conduct its business and operations in an economically viable manner;

         2. they have determined that termination of the B Shares class of the Harris Insight Emerging Markets Fund, the Harris Insight International Fund and the Harris Insight Small-Cap Aggressive Growth Fund ("B Shares Class") is in the best interest of the B Shares Class and its respective shareholders due to factors, such as the inability of the B Shares Class to maintain its assets at an appropriate size, that adversely affect the ability of the B Shares Class to conduct its business and operations in an economically viable manner;

         3. pursuant to Section 8.2 of the Declaration, each Fund (and classes of shares thereof) and the B Shares Class are hereby terminated; and

         4. the trustees are discharged from all further liabilities and duties with respect to each Fund (and classes of shares thereof) and the B Shares Class, and the rights and interests of any remaining shareholders of each Fund (and classes of shares thereof) and the B Shares Class have ceased.


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         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the
Trust, have executed this instrument as of this 30th day of May, 2003.

                                      /s/ C. Gary Gerst
                                      ------------------------------------------
                                      C. Gary Gerst



                                      /s/ Valerie B. Jarrett
                                      ------------------------------------------
                                      Valerie B. Jarrett



                                      /s/ John W. McCarter, Jr.
                                      ------------------------------------------
                                      John W. McCarter, Jr.



                                      /s/ Paula Wolff
                                      ------------------------------------------
                                      Paula Wolff


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